Exhibit 99.1

FOR RELEASE ON APRIL 29, 2005

                                                      Contact: Paul Nolan, CFO
                                                               Nanometrics, Inc.
                                                               408.435.9600 x122


NANOMETRICS ANNOUNCES RECORD SALES FOR THE FIRST QUARTER OF 2005

Milpitas, California, April 29, 2005 - Nanometrics Incorporated (NASDAQ: NANO) today reported financial results for the first quarter ended April 2, 2005.

Total revenues for the first quarter of 2005 were $23.5 million, an increase of 14% from $20.6 million in the fourth quarter of 2004 and an increase of 72% compared to $13.7 million for the first quarter of 2004. The increase in first quarter revenues in 2005 compared to the first quarter of 2004 resulted from stronger demand for its metrology equipment used for semiconductor process control, particularly in the U.S. and Pacific Rim countries. Net income in the first quarter of 2005 was $2.6 million or $0.19 per diluted share, compared to a net loss of $1.2 million or a loss of $0.10 per diluted share for the same period last year.

General and administrative expenses for the first quarter of 2005 were higher by $0.7 million than in the first quarter of 2004 primarily as a result of higher regulatory compliance expenses in 2005. Service costs were also higher in the quarter as headcount, installations and shipments increased. The Company's financial position continues to be strong with cash and short-term investments totaling $31.1 million.

About Nanometrics: Nanometrics Incorporated is a leading supplier of advanced integrated and standalone metrology equipment used in the semiconductor industry. The Company's corporate office is located at 1550 Buckeye Drive, Milpitas, CA 95035, with sales and service offices worldwide. Nanometrics is traded on NASDAQ under the symbol NANO. Nanometrics' website is http://www.nanometrics.com. An earnings conference call will be held on April 29, 2005 at 8:00 A.M. Pacific Time. To participate in the earnings conference call, the dial-in numbers are 800-706-7749 in the United States or 617-614-3474 for international calls. The passcode is 86651487.

                                                      NANOMETRICS INCORPORATED
                                                     CONSOLIDATED BALANCE SHEETS
                                             (Amounts in thousands except share amounts)

                                                                                                   April 2,
                                                                                                     2005                 January 1,
                                                                                                  (Unaudited)               2005
                                                                                                   --------               --------
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                                                       $ 12,296               $ 15,949
   Short-term investments                                                                            18,852                 17,919
   Accounts receivable, net of allowances
     of $598 and $603                                                                                27,598                 22,222
   Inventories                                                                                       25,422                 25,494
   Prepaid expenses and other                                                                         2,669                    944
                                                                                                   --------               --------
      Total current assets                                                                           86,837                 82,528

PROPERTY, PLANT AND EQUIPMENT, NET                                                                   48,245                 49,035
INTANGIBLE ASSETS                                                                                       848                    924
OTHER ASSETS                                                                                          1,464                  1,282
                                                                                                   --------               --------
       TOTAL                                                                                       $137,394               $133,769
                                                                                                   ========               ========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable                                                                                $  3,275               $  3,146
   Accrued payroll and related expenses                                                               2,326                  2,206
   Deferred revenue                                                                                   4,256                  2,742
   Other current liabilities                                                                          2,564                  1,840
   Income taxes payable                                                                               1,346                  1,515
   Current portion of debt obligations                                                                  792                  1,164
                                                                                                   --------               --------
         Total current liabilities                                                                   14,559                 12,613

DEFERRED INCOME TAXES AND
       OTHER LONG-TERM LIABILITIES                                                                      354                    930
DEBT OBLIGATIONS                                                                                      1,851                  2,070
                                                                                                   --------               --------
         Total liabilities                                                                           16,764                 15,613
                                                                                                   --------               --------

SHAREHOLDERS' EQUITY:
   Common stock, no par value;
     50,000,000 shares authorized;
     12,584,877 and 12,566,636 outstanding                                                          104,323                104,191
    Retained earnings                                                                                14,636                 12,034
   Accumulated other comprehensive income                                                             1,671                  1,931
                                                                                                   --------               --------
         Total shareholders' equity                                                                 120,630                118,156
                                                                                                   --------               --------
       TOTAL                                                                                       $137,394               $133,769
                                                                                                   ========               ========

                            NANOMETRICS INCORPORATED
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (Amounts in thousands except per share amounts)
                                   (Unaudited)


                                                          Three Months Ended
                                                       -------------------------
                                                       April 2,         April 3,
                                                         2005            2004
                                                       --------        --------

NET REVENUES:
   Product sales                                       $ 21,166        $ 11,663
   Service                                                2,325           2,008
                                                       --------        --------
   Total net revenues                                    23,491          13,671
                                                       --------        --------

COSTS AND EXPENSES:
   Cost of product sales                                  9,750           5,403
   Cost of service                                        2,573           1,611
   Research and development                               3,179           3,489
   Selling                                                3,145           3,066
   General and administrative                             1,998           1,295
                                                       --------        --------

   Total costs and expenses                              20,645          14,864
                                                       --------        --------

INCOME (LOSS) FROM OPERATIONS                             2,846          (1,193)
                                                       --------        --------

OTHER INCOME (EXPENSE):
   Interest income                                          130              56
   Interest expense                                         (18)            (29)
   Other, net                                              (270)             (3)
                                                       --------        --------

Total other income (expense), net                          (158)             24
                                                       --------        --------

INCOME (LOSS) BEFORE INCOME TAXES                         2,688          (1,169)

PROVISION FOR INCOME TAXES                                  (83)            (43)
                                                       --------        --------

NET INCOME (LOSS)                                      $  2,605        $ (1,212)
                                                       ========        ========


NET INCOME (LOSS) PER SHARE:
   Basic                                               $   0.21        $  (0.10)
                                                       ========        ========
   Diluted                                             $   0.19        $  (0.10)
                                                       ========        ========


SHARES USED IN PER SHARE COMPUTATION:
   Basic                                                 12,575          12,189
                                                       ========        ========
   Diluted                                               13,455          12,189
                                                       ========        ========